UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2007
Date of Report (Date of earliest event reported)

ST ONLINE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

359-240th Street
Langley, British Columbia, Canada	V3A 6H5
(Address of principal executive offices)	(Zip Code)

(604) 534-3879
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 ] CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 ] CFR 240.13e -4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On June 26, 2007, ST Online Corp. (the “Company”) entered into a business combination agreement (the “Agreement”) with Park Place Energy Inc. (“Park Place”) and 0794403 B.C. Ltd. (“Subco”), a wholly owned subsidiary of the Company, in connection with Park Place’s planned reverse takeover of the Company. The following summary of certain material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement; a copy of which is filed as an exhibit hereto.

Under the Agreement, the Company will initially forward split its shares on an eight new for one old basis, and change its name to Park Place Energy Corp. Holders of the Company’s shares will receive their post forward split shares by way of mail-out and will not have to take any action on their own part.

Under the terms of the Agreement, at Closing, holders of Park Place shares will receive one post-split share of the Company in exchange for each two shares they hold of Park Place. Similarly, outstanding Park Place options will entitle the holders to acquire a number of shares of the Company equal to one-half the number of shares of Park Place they were entitled to acquire under their option, prior to the business combination. The Company with then transfer all of its right, title and interest to the “Simple Tennis” website, and pay $10,000, to Scott Pedersen (President and a director of the Company) in exchange for all of the shares of the Company held by him. Additionally, Elena Avdasseva, a shareholder of the Company, will sell all of her shares in the Company to David Stadnyk, a principal of Park Place, in exchange for $10,000; 90% of such shares will then be surrendered for cancellation. Further, the Company will cause Oxana Avdasseva to resign as a director and officer. Park Place will amalgamate with Subco to form an amalgamated British Columbia company (“Amalco”) that will be a wholly-owned subsidiary of the Company. Subsequent to the amalgamation, all of the property and assets of Park Place shall be the property and assets of Amalco, and Amalco shall be 100% owned by the Company.

As a result of the transaction, the principal business of the Company will be the principal business of Park Place.

Upon completion of the transaction, the board of directors of the Company will include David Stadnyk and Eric Leslie, both of whom are principals of Park Place.

The Company is informed that Park Place, a corporation organized under the laws of the Province of Alberta, Canada, is an exploration stage oil company with interests in oil and gas properties in western Canada.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Submitted herewith:

Exhibit	Description

10.1	Business Combination Agreement among Park Place Energy Inc., ST Online Corp. and 0794403 B.C. Ltd., dated June 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST ONLINE CORP.

	By:	/s/ Scott Pedersen
DATE: June 26, 2007
Scott Pedersen
President